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Exhibit 99.1

Media Contact:	Investor Contact:
Catherine Bryan	Carrie Wolfe
Edelman Public Relations	Chief Financial Officer, FTD, Inc.
(312) 240-2837	(630) 724-6512
catherine.bryan@edelman.com	cwolfe@ftdi.com

FOR IMMEDIATE RELEASE

        FTD, INC. AND FTD.COM COMPLETE MERGER

FTD, INC. AND FTD.COM COMBINE TO CREATE FLORAL INDUSTRY LEADER

        DOWNERS GROVE, Ill.—June 28, 2002—FTD, Inc. (formerly IOS Brands Corporation) and FTD.COM INC. announced today that they have completed a transaction to combine their respective businesses through a merger, previously announced on March 4, 2002. As a result of the merger, the shareholders of FTD.COM have become shareholders of FTD, Inc., which now trades on the Nasdaq National Market under the symbol "FTDI". The new public company unites FTD, Inc.'s strong cash flow florist business with an Internet company that has demonstrated continued revenue growth and profitability.

        "This merger is an important milestone for FTD, Inc.," said President, CEO and Chairman, Robert L. Norton. "It creates a unified company with a more flexible structure and a balance sheet with minimal net debt that will allow us to develop FTD's world-wide brand across all merchandising categories and distribution channels. As such, we believe we are well positioned to continue to grow our core businesses organically and through acquisitions," said Norton. For the trailing twelve months ending March 31, 2002, without giving affect to the merger, FTD, Inc. had revenues of $311 million, net income per basic share of $0.87 and EBITDA of $41 million, excluding nonrecurring charges and gains as described in the attached financial table.

        At a shareholder meeting held on June 27, 2002, FTD.COM shareholders voted to approve the merger by which shareholders of FTD.COM have become shareholders of FTD, Inc. Under the terms of the merger agreement, each outstanding share of FTD.COM Class A common stock held by public shareholders was converted into the right to receive 0.26 shares of FTD, Inc. Class A common stock. As a result of the merger, FTD, Inc. expects to issue approximately 2.1 million shares of Class A common stock to FTD.COM shareholders, resulting in approximately 16.7 million shares of FTD, Inc. common stock outstanding. Based on FTD.COM's June 27, 2002 closing price of $3.21 per share and the exchange ratio of 0.26 shares of FTD, Inc. for each share of FTD.COM, the implied closing price for FTD, Inc.'s common stock on June 27, 2002 would have been $12.35 per share. The previously anticipated stock dividend was abandoned in order to comply with Nasdaq National Market listing requirements.

Fiscal 2002 Financial Results and Fiscal 2003 Financial Guidance

        FTD, Inc. anticipates releasing its financial results for its fiscal year ending June 30, 2002 in early August. At that time, FTD, Inc. will host an investor conference call and will provide financial guidance to the investment community for fiscal 2003.

About FTD, Inc.

        FTD, Inc., supported by its world-wide FTD brand, is a leading provider of floral services and products to member florists and consumers. Through its florist business, FTD, Inc. provides products and services to approximately 20,000 quality member florists in the U.S. and Canada and through affiliated or related organizations, connects approximately 28,000 additional florists in 152 countries outside of North America. FTD, Inc.'s consumer business is a direct marketer of flowers and specialty gifts, primarily through the www.FTD.COM Web site and 1-800-SEND-FTD telephone number. FTD, Inc.'s Class A Common Stock is quoted on the Nasdaq National Market under the symbol "FTDI". Additional information about FTD, Inc., including investor relations, is available at its Web sites, www.FTD.COM and www.FTDI.com.

Forward-Looking Statements

        This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Factors that might cause a difference include, but are not limited to, those relating to risks that the merger will not result in anticipated benefits and other risks identified from time to time in reports and other documents that FTD, Inc. files with the Securities and Exchange Commission (the "Commission"). FTD, Inc. is under no obligation to (and expressly disclaims any such obligation to) update or alter these forward-looking statements whether as a result of new information, future events or otherwise.

Additional Information

        FTD, Inc. files annual, quarterly and special reports, proxy statements, registration statements and other information with the Commission. You may read and copy any reports, statements or other information filed by FTD, Inc. at the Commission's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. The filings of FTD, Inc. and FTD.COM with the Commission are also available to the public from commercial document-retrieval services and at the Web site maintained by the Commission at http://www.sec.gov.

Financial table to follow ....

FTD, Inc.
Selected Historical Financial Data
(Unaudited)

	For the Three Months Ended							For the Trailing Twelve Months Ended
	June 30, 2001	September 30, 2001		December 31, 2001		March 31, 2002		March 31, 2002
Statement of Operations Data:
Total revenue	$81,644	$60,903		$76,325		$92,301		$311,173
Costs of goods sold and services provided	43,318	29,726		40,985		51,995		166,024
Selling, general and admininstrative expenses	27,907	22,393	(1)	29,819	(2)	33,113	(3)	113,232	(1)(2)(3)

Income from operations	10,419	8,784		5,521		7,193		31,917
Other expense/(income), net	15,259 (4)	532		795		458		17,044	(4)
Income tax expense/(benefit)	(1,415) (5)	3,174	(5)	2,074	(5)	2,984	(5)	6,817	(5)
Minority interest	1,084	627		474		538		2,723

Net income/(loss) before extraordinary item	(4,509)	4,451		2,178		3,213		5,333
Extraordinary item:
Loss on extinguishment of debt (net of income tax benefit)	—	342		—		—		342

Net income/(loss)	$(4,509)	$4,109		$2,178		$3,213		$4,991

Income/(loss) per weighted average basic shares	$(0.31)	$0.28		$0.15		$0.22		$0.34
Weighted average basic shares of common stock outstanding	14,471	14,490		14,523		14,523		14,502
Other Data:
EBITDA (6)	12,852	9,073		7,657		10,991		40,573
Cash flows provided by/(used in):
Operating activities	4,579	(2,334)		21,819		1,160		25,224
Investing activities	(2,758)	(1,596)		(10,065)		(1,369)		(15,788)
Financing activities	4,965	7,122		(14,165)		2,166		88
Depreciation and amortization	1,959	2,348		2,419		2,421		9,147
Capital expenditures	1,148	1,216		1,024		1,257		4,645

(1)
In the first quarter of fiscal year 2002, FTD, Inc. recorded a $2.6 million gain, reflected in selling, general and administrative expenses, attributable to the settlement of a claim against the developer of an unlaunched version of FTD.COM's Web site.

(2)
In the second quarter of fiscal year 2002, FTD, Inc. recorded the following as a component of selling, general and administrative expenses:
—
A $1.4 million gain attributable to the termination of certain future post-retirement health care benefits. FTD, Inc. provides certain post-retirement health care benefits to qualifying retirees under the terms of FTD, Inc.'s qualified retirement plan. This termination in benefits caused a decrease in FTD, Inc.'s post-retirement health care obligation attributed to prior services rendered.

—
An impairment loss for internal use software in the amount of $0.4 million that had been used to process clearinghouse and related transactions for member services.

—
Severance costs of $0.5 million for certain former employees.
(3)
In the third quarter of fiscal year 2002, FTD, Inc. recorded $1.0 million of expenses, reflected in selling, general and administrative expenses, incurred by FTD.COM related to the merger.

(4)
In the fourth quarter of fiscal year 2001, FTD, Inc. recorded a termination charge of $14.5 million, reflected in other expense, related to the dissolution of a contractual relationship between FTD, Inc. and a member-owned trade association pursuant to a termination agreement.

(5)
Income tax expense/(benefit) presented includes ($5.7), $1.0, $0.2, ($0.4) and ($4.9) of income tax expense/(benefit) for the three-month periods ended June 30, 2001, September 30, 2001, December 31, 2001 and March 31, 2002 and the twelve-month period ended March 31, 2002, respectively, related to the nonrecurring charges and gains, as described in notes (1) through (4) above, at the company's statutory income tax rate of 39%.

(6)
EBITDA consists of net income/(loss) before extraordinary items, minority interest, income tax expense/(benefit), interest expense/(income), depreciation and amortization, stock-based compensation expense, and the nonrecurring charges and gains as described in notes (1) through (4) above. EBITDA should not be considered an alternative to, or more meaningful than, income before income taxes, cash flow from operating activities or other traditional indicators of operating performance. Rather, EBITDA is presented because it is a widely accepted supplemental financial measure that we believe provides relevant and useful information. Our calculation of EBITDA may not be comparable to similarly titled measures reported by other companies, because all companies do not calculate these non-GAAP measures in the same manner.

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  Exhibit 99.1